Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176244) and Form S‑8 (Nos. 333-52277, 333-120508, 333-124910, 333-143670, 333-160389, 333-160392, 333-168124, 333-176204, 333-183511) of Progenics Pharmaceuticals, Inc. of our report dated April 4, 2013 relating to the consolidated financial statements of Molecular Insight Pharmaceuticals, Inc., which is incorporated by reference in this Form 8-K/A.

/s/ BDO USA, LLP
BDO USA, LLP
Boston, Massachusetts
April 4, 2013